                                                                    Exhibit 99.1

[FSA LETTERHEAD]                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE                              CONTACTS:  PRESS RELATIONS
                                                              BETSY CASTENIR
                                                              (1)(212) 339-3424

                                                              INVESTOR RELATIONS
                                                              ROBERT TUCKER
                                                              (1)(212) 339-0861




                    FSA FIRST QUARTER 2003 FINANCIAL RESULTS

                                   NET INCOME
                      $66 MILLION IN Q1 03 (+22% VS. Q1 02)

                          ORIGINATIONS (PRESENT VALUE)
                     $102 MILLION IN Q1 03 (-42% VS. Q1 02)



New York, New York, May 5, 2003 - Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), reported first quarter 2003 net income of $65.8 million, compared with $54.1 million in the first quarter of 2002, an increase of 21.6%. Operating earnings reached $64.8 million, compared with $57.0 million in the first quarter of 2002, an increase of 13.7%. (The Company has restated operating earnings for the first quarter of 2002 to reflect the definition it adopted in the fourth quarter of 2002. See Non-GAAP Terms below for definitions of operating earnings, adjusted book value and present value originations. Reconciliations of operating earnings to net income and of adjusted book value to book value also appear below.)

Shareholders' equity (book value) was $1.9 billion and adjusted book value (ABV) was $2.8 billion at March 31, 2003. Over the past twelve months, with dividends reinvested, ABV grew 12.7% excluding realized and unrealized capital gains and losses in the investment portfolio and 16.8% including such gains and losses.

First quarter present value (PV) originations were $101.8 million compared with $174.8 million for the same period last year. Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: "Although we may not reach last year's record PV originations in 2003, our modest first quarter results do not represent a significant downward trend in the business but reflect our heightened selectivity in the asset-backed market and normal fluctuations in insured volume quarter-to-quarter in our municipal and international businesses. Given our balanced origination capabilities, we remain optimistic about achieving our objectives for the year."


                                                                 FSA page 1 of 8

BUSINESS PRODUCTION

                      GROSS PAR INSURED OF NEW ORIGINATIONS

                              (DOLLARS IN BILLIONS)

                                                         THREE MONTHS ENDED
                                                                  MARCH 31,
                                                          2003         2002
                                                         ----         ----

U.S Municipal Obligations                               $ 10.8       $ 11.7
U.S. Asset-Backed Obligations [1]                          2.1         11.4
International Obligations                                  0.8          5.1
                                                        ------       ------
TOTAL [2]                                               $ 13.7       $ 28.2

[1] U.S. asset-backed amount for the first quarter of 2002 is restated to exclude guaranteed investment contract (GIC) originations.
[2] Excludes amounts relating to FSA-insured GICs issued by the Company's GIC subsidiaries and included in FSA's exposures. The Company's consolidated financial statements reflect these FSA-insured GICs as GIC liabilities instead of as insurance exposure because the GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC) are consolidated with the Company.


                              GROSS PV ORIGINATIONS
                              (DOLLARS IN MILLIONS)


                                                         THREE MONTHS ENDED
                                                                  MARCH 31,
                                                          2003         2002
                                                          ----         ----

U.S Municipal Obligations [1]                           $ 64.1       $ 75.6
U.S. Asset-Backed Obligations [1][2]                      21.4         57.2
International Obligations [1]                             13.3         23.3
Investment Products [3]                                    3.0         18.7
                                                        ------       ------
TOTAL                                                   $101.8       $174.8

[1] Present value of premiums originated (PV premiums). The discount rate was 5.91% in both periods.
[2] U.S. asset-backed amount for the first quarter of 2002 is restated to exclude GIC originations.
[3] Present value of future net interest margin from GICs issued to municipalities and other market participants. The discount rate was 5.91% in both periods.

MUNICIPAL. For the first quarter, new issue volume in the U.S. municipal bond market reached a record $84.3 billion, and insurance penetration was approximately 54%, similar to that of the first quarter of the prior year. In this environment, FSA insured a par amount of $10.8 billion of U.S. primary and secondary municipal obligations with closing dates in the first quarter of 2003, a decrease of 8.2% from the amount insured in the comparable period of the prior year. FSA's first quarter U.S. municipal PV premiums were $64.1 million, a 15.2% decrease from PV premiums in the first quarter of 2002. These results do not reflect approximately $4 billion of bonds sold with FSA insurance during the first quarter of 2003 but having closing dates in the second quarter, which are expected to contribute more than $24 million of PV premiums in the second quarter. Despite the weakened economic environment, the credit quality of FSA-insured transactions was very high, and widening spreads permitted excellent returns on equity.

ASSET-BACKED. For the first quarter, the Company's U.S. asset-backed par originated was $2.1 billion, compared with $11.4 billion in the first quarter of last year, and asset-backed PV premiums declined


                                                                 FSA page 2 of 8

62.6%. The decline in volume reflects FSA's cautious approach to the collateralized debt obligation (CDO) and consumer receivable sectors during a period of economic weakness. The average premium rate increased because of a change in the business mix, with reduced activity in the Super Triple-A CDO business.

INTERNATIONAL. For the first quarter, FSA insured $0.8 billion par of international obligations, generating $13.3 million of PV premiums, versus $5.1 billion of par and $23.3 million of PV premiums in the first quarter of 2002. The average premium rate increased because of a change in the business mix, with FSA insuring more long-term public infrastructure transactions. Complex infrastructure transactions command higher premiums than many other similarly rated obligations. The Company expects a strong year in the international markets, particularly in European public infrastructure finance, where FSA has a strong pipeline of transactions that should close this year. For example, FSA insured (pound)515 million of bonds in the large London Underground financing in early April.

INVESTMENT PRODUCTS. Investment products consist of guaranteed investment contracts (GICs) issued by the Company's GIC subsidiaries. In the first quarter of 2003, the present value of future net interest margin from the issuance of new GICs was $3.0 million. This business was constrained to no more than 100 holders pending receipt of an exemption from the Investment Company Act, which has now been obtained.


ANALYSIS OF FINANCIAL RESULTS

                            COMPONENTS OF NET INCOME

                         (AFTER-TAX DOLLARS IN MILLIONS)

                                                         THREE MONTHS ENDED
                                                                  MARCH 31,
                                                          2003         2002
                                                          ----         ----

Reconciliation of Net Income to Operating Earnings:

Net Income                                               $65.8        $54.1

Less mark-to-market of pooled CDS [1]                      1.0         (2.9)
                                                         -----        -----
Operating Earnings [2]                                    64.8         57.0
                                                         -----        -----

Noteworthy Items Included in Operating Earnings:
Refundings, calls or other accelerations [3]               2.1          1.1
Realized capital gains [4]                                 0.7          0.8
Equity-based compensation [4]                             (5.9)        (4.8)

[1] This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.

[2] This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amount for the first quarter of 2002 is therefore restated.

[3]    Net of deferred acquisition cost amortization

[4] Excluded from operating earnings under the definition used prior to the fourth quarter of 2002


                                                                 FSA page 3 of 8

NET INCOME. For the first quarter, net income increased 21.6% to $65.8 million. Net income was positively affected by mark-to-market adjustments of $1.5 million before taxes and $1.0 million after taxes for pooled credit default swaps (CDS). Under Statement of Financial Accounting Standards No. 133 (SFAS No. 133), the Company marks to market certain CDS transactions based on an estimate of fair value derived from current pricing of insurance premiums in the credit default swap market.

The Company has always included the cost of its equity-based compensation programs in net income.

OPERATING EARNINGS. For the first quarter, operating earnings reached $64.8 million, an increase of 13.7% over the first quarter of 2002. After-tax capital gains represented $0.7 million of operating earnings in 2003, compared with $0.8 million in the comparable period of last year.

GROSS PREMIUMS WRITTEN. First quarter gross premiums written were $129.6 million, down 10.4% from $144.6 million in the comparable period of 2002.

NET PREMIUMS WRITTEN. First quarter net premiums written were $92.2 million, down 3.2% from $95.2 million in the comparable period of 2002.

EARNED PREMIUMS. First quarter net premiums earned totaled $80.1 million, a 14.9% increase from $69.7 million in last year's comparable period. First quarter refundings and prepayments were $4.4 million, compared with $2.3 million in the same period of 2002.

INVESTMENT PORTFOLIO. Net investment income for the first quarter of 2003 was $36.5 million, an increase of 9.4% over last year's first quarter result. The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current interest rate environment. Capital gains were $1.1 million in the first quarters of both 2003 and 2002. The Company's effective tax rate on investment income (excluding the effects of capital gains and losses) was 9.3% for 2003, compared with 11.0% for the prior year.

The Company's investment portfolio totaled $3.2 billion at March 31, 2003, compared with $2.6 billion a year earlier. These amounts exclude the GIC portfolio.

EXPENSES AND RESERVES. For the first quarter, policy acquisition and other operating expenses increased to $29.0 million, or $6.4 million higher than in last year's first quarter. Losses and loss adjustment expenses, net of reinsurance, were $6.3 million in the first quarter of 2003, consisting of additions to the general reserve based on the methodology the Company applies each quarter. As previously disclosed, beginning in the second quarter of 2002, FSA increased the loss factor used in this calculation. In the first quarter of 2002, losses and loss adjustment expenses, net of reinsurance, were $2.9 million, reflecting additions to the general reserve. Additions to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims. The Company monitors its reserves on an ongoing basis and periodically adjusts such reserves, upward or downward, based on the Company's actual loss experience, its mix of business, and economic conditions. At March 31, 2003, FSA's general reserve totaled $91.3 million. During the first quarter of 2003, net transfers from the general reserve to case reserves totaled $4.6 million, primarily for collateralized bond obligations.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, WWW.FSA.COM, today. The Operating Supplement contains additional information about results for the period covered in this


                                                                 FSA page 4 of 8
release. On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp. and a presentation prepared by Dexia for the European investment community.

NON-GAAP TERMS

Management and investors consider the measures listed and defined below to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for shareholders' equity, net income, revenues, expenses and gross premiums written.

Operating earnings - Net income before the effects of mark-to-market adjustments under SFAS No. 133 for pooled CDS. For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured credit default swaps that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible providing an investment-grade level of protection to the Company. Management considers operating earnings a key measure of normal operating results, as the SFAS No. 133 adjustments for each guaranteed credit default swap are expected to sum to zero over the life of the transaction.

Present value originations (PV originations) - For business originated in a given period, the sum of PV premiums (future installment premiums discounted to their present value plus upfront premiums) and the present value of future net interest margin from investment products, such as guaranteed investment contracts. The Company considers PV originations and PV premiums to be important indicators of a given period's origination activity because a substantial portion of the Company's premiums is collected in installments.

Adjusted book value - Book value plus the after-tax present value of net deferred premium revenue, installment premiums and future net interest margin less deferred expenses. Management and some equity analysts use adjusted book value per common share as a proxy for the Company's intrinsic value, exclusive of franchise value.

               RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE
                              (DOLLARS IN MILLIONS)

                                                                     MARCH 31,   DECEMBER 31,
                                                                         2003            2002
                                                                         ----            ----

Book Value [1]                                                       $1,936.6        $1,868.4
After-tax value of:
  Net deferred premium revenue, net of deferred acquisition cost        409.4           407.6
  Present value of future installment premiums and
  net interest margin [2]                                               419.3           411.3
                                                                     --------        --------
Adjusted Book Value                                                  $2,765.3        $2,687.3
                                                                     ========        ========

[1] Includes the effect of after-tax unrealized gains in the investment portfolio, which was $137.1 million at March 31, 2003 and $134.7 million at December 31, 2002.

[2] The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate for 2003 is 5.91%. The rates were 5.91%, 5.79% and 5.77% for origination years 2002, 2001 and 2000, respectively.


                                                                 FSA page 5 of 8

FORWARD-LOOKING STATEMENTS

The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and
(iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as "believes", "anticipates", "expects", "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;
(iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA's reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company's control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY
Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.


                                                                 FSA page 6 of 8

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                MARCH 31,       DECEMBER 31,
                                 ASSETS                                           2003              2002
                                                                                  ----              ----
Bonds at market value (amortized cost of $2,708,746 and $2,615,173)            $2,927,233        $2,829,763
Short-term investments
                                                                                  286,799           375,688
Guaranteed investment contract bond portfolio at market value
  (amortized cost of $1,942,648 and $1,800,106)                                 1,965,961         1,827,312
Guaranteed investment contract short-term investment portfolio                                        4,632
                                                                               ----------        ----------
     Total investments                                                          5,179,993         5,037,395
Cash                                                                               21,940            31,368
Securitized loans                                                                 431,355           437,462
Securities purchased under agreements to resell                                   272,000            90,000
Deferred acquisition costs                                                        263,144           253,777
Prepaid reinsurance premiums                                                      558,512           557,659
Reinsurance recoverable on unpaid losses                                           74,984            75,950
Investment in unconsolidated affiliates                                           125,525           115,833
Other assets                                                                      430,062           428,039
                                                                               ----------        ----------

          TOTAL ASSETS                                                         $7,357,515        $7,027,483
                                                                               ==========        ==========

              LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue                                                       $1,463,212        $1,450,211
Losses and loss adjustment expenses                                               227,928           223,618
Guaranteed investment contracts                                                 2,592,913         2,449,033
Deferred federal income taxes                                                     129,617           124,310
Securities sold under agreements to repurchase                                     83,433
Ceded reinsurance balances payable                                                 46,912            79,870
Notes payable                                                                     430,000           430,000
Deferred compensation                                                              95,104            83,031
Minority interest                                                                  55,268            52,841
Payable for securities purchased                                                  113,556            10,490
Accrued expenses and other liabilities                                            183,008           255,709
                                                                               ----------        ----------

          TOTAL LIABILITIES AND MINORITY INTEREST                               5,420,951         5,159,113
                                                                               ----------        ----------

Common stock (200,000,000 shares authorized; 33,517,995
   issued; par value of $.01 per share)                                               335               335
Additional paid-in capital - common                                               903,494           903,494
Accumulated other comprehensive income (net of deferred income
   taxes of $67,086 and $66,270)                                                  137,052           134,683
Accumulated earnings                                                              895,683           829,858
Deferred equity compensation                                                       23,445            23,445
Less treasury stock at cost (297,658 shares held)                                 (23,445)          (23,445)
                                                                               ----------        ----------

          TOTAL SHAREHOLDERS' EQUITY                                            1,936,564         1,868,370
                                                                               ----------        ----------
                TOTAL LIABILITIES AND MINORITY INTEREST
                        AND SHAREHOLDERS' EQUITY                               $7,357,515        $7,027,483
                                                                               ==========        ==========


                                                                 FSA page 7 of 8

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                    2003              2002
                                                                                    ----              ----
Revenues:
   Net premiums written                                                           $92,185           $95,241
                                                                                  =======           =======
   Net premiums earned                                                             80,090            69,698

   Net investment income                                                           36,533            33,398

   Net realized gains                                                               1,064             1,083

   Guaranteed investment contract net interest income                               7,172             3,032

   Guaranteed investment contract net realized gains                                  747

   Net realized and unrealized losses on derivative instruments                      (225)           (8,228)

   Other income                                                                     1,176               146
                                                                                  -------           -------

                                  TOTAL REVENUES                                  126,557            99,129
                                                                                  -------           -------
Expenses:
   Losses and loss adjustment expenses                                              6,300             2,912

   Interest expense                                                                 7,086             5,861

   Policy acquisition costs                                                        13,399            12,365

   Guaranteed investment contract net interest expense                              7,313             2,679

   Other operating expenses                                                        15,600            10,263
                                                                                  -------           -------

                                  TOTAL EXPENSES                                   49,698            34,080
                                                                                  -------           -------
Minority interest                                                                  (2,427)           (2,060)

Equity in earnings of unconsolidated affiliates                                     9,328             7,044
                                                                                  -------           -------

INCOME BEFORE INCOME TAXES                                                         83,760            70,033

Provision for income taxes                                                         17,935            15,913
                                                                                 --------           -------

NET INCOME                                                                         65,825            54,120
                                                                                 --------           -------

Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities:
    Holding gains (losses) arising during period                                    2,694            (5,515)
    Less:  reclassification adjustment for gains
      included in net income                                                          326               776
                                                                                 --------           -------

   Other comprehensive income (loss)                                                2,368            (6,291)
                                                                                 --------           -------

COMPREHENSIVE INCOME                                                              $68,193           $47,829
                                                                                 ========           =======


                                                                 FSA page 8 of 8